UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 29, 2004

VESTIN FUND III, LLC

(Exact name of registrant as specified in charter)

Nevada	333-105017	87-0693972

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2901 El Camino Avenue, Suite 206 Las Vegas, Nevada		89102

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (702) 227-0965

(Former name or former address, if changed since last report.)

ITEM 4.    Changes in Registrant’s Certifying Accountants.

On January 29, 2004, Ernst & Young LLP (“E&Y”), informed Vestin Group, Inc. (“Vestin”), the parent company of Vestin Mortgage, Inc., the sole managing member of Vestin Fund III, LLC (the “Registrant”) and the Audit Committee of Vestin in writing of its decision to resign as the Registrant’s independent auditors effective as of that date. The Audit Committee has engaged Moore, Stephens, Wurth, Frazer & Torbet, LLP as the independent auditors of the Registrant.

E&Y’s report on the Registrant’s balance sheet as of April 24, 2003 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During the period from inception (April 16, 2003) to December 31, 2003, and the subsequent interim period through the date hereof, there were no disagreements between the Registrant and E&Y on any matter of accounting principles or practices, financial statement disclosure or auditing scope and procedures, which, if not resolved to E&Y’s satisfaction, would have caused E&Y to make reference to the matter in their report.

The Registrant has requested E&Y to furnish it a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of that letter, dated February 3, 2004, is filed as Exhibit 16.1 to this Form 8-K.

ITEM 7.    Exhibits

Exhibit
Number	Description of Exhibit

16.1	Letter, dated February 3, 2004, of Ernst &Young LLP

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vestin Fund III, LLC

	By:	Vestin Mortgage, Inc., it’s sole manager

Date: February 3, 2004

/s/ Lance K. Bradford Director, Secretary and Treasurer (Chief Financial Officer of the Manager)

Exhibit Index

Exhibit
Number	Description of Exhibit

16.1	Letter, dated February 3, 2004, of Ernst & Young LLP